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Exhibit 16.1

MOORE STEPHENS
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ELLIS FOSTER LTD.
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CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC  Canada   V6J 1G1
Telephone:  (604) 737-8117  Facsimile: (604) 714-5916
Website:   www.ellisfoster.com

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Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously the independent registered public accounting firm for MIV Therapeutics, Inc. (the "Company") and, under the date of July 7, 2004, we reported on the financial statements of MIV Therapeutics, Inc. as of and for the year ended May 31, 2004. On May 5, 2005, our appointment as the independent registered public accounting firm was terminated. We have reviewed MIV Therapeutics, Inc.'s statements included under Item 4.01 of its Form 8-K dated September 7, 2005 and we agree with the statements contained therein.


Yours truly,

/s/ "MOORE STEPHENS ELLIS FOSTER LTD."
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Chartered Accountants
David Kong
Direct Line: 604-648-3615



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